UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2025
Date of Report (date of earliest event reported)
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First Watch Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40866 (Commission File Number)	82-4271369 (I.R.S. Employer Identification Number)
8725 Pendery Place, Suite 201, Bradenton, FL 34201
(Address of principal executive offices and zip code)
(941) 907-9800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignations
On December 23, 2025, Tricia Glynn, who has been a director of First Watch Restaurant Group, Inc. (the “Company”) since August 2017, informed the Company of her intent to resign from the Company’s Board of Directors (the “Board”) effective immediately in connection with the exit of Advent International, L.P.’s equity investment in the Company. There are no disagreements between Ms. Glynn and the Company, the Company’s management or the Board on any matters related to the Company’s operations, policies or practices.
On December 23, 2025, David Paresky, who has been a director of the Company since April 2023, informed the Company of his intent to resign from the Board effective immediately in connection with the exit of Advent International, L.P.’s equity investment in the Company. There are no disagreements between Mr. Paresky and the Company, the Company’s management or the Board on any matters related to the Company’s operations, policies or practices.
The Company and the Board thank Ms. Glynn and Mr. Paresky for their valuable insights, perspective and commitment during their service on the Company’s Board.
Appointment of Rachel Tipograph as Class II Director
On December 23, 2025, the Board decreased the number of directors of the Company from ten to nine, and appointed Rachel Tipograph to serve as a Class II director, effective December 29, 2025, for a term expiring at the Company’s 2026 annual meeting of stockholders.
The Board determined that, in its judgment, Ms. Tipograph satisfies the requirements for independence set forth under the applicable rules of The Nasdaq Stock Market LLC and the SEC for the purposes of Board service. There were no arrangements or understandings between Ms. Tipograph and any other persons pursuant to which Ms. Tipograph was elected nor any relationships or related transactions between Ms. Tipograph and the Company of the type required to be disclosed under applicable SEC rules.
Ms. Tipograph has served as of the founder and Chief Executive Officer of TIPO Entertainment, Inc., d/b/a MikMak, a leading ecommerce enablement and analytics software company, since September 2014. Previously, Ms. Tipograph served as Global Director of Digital and Social Media of Gap Inc. from July 2011 to April 2014. Ms. Tipograph received a B.A. in Entertainment Business and New Media from New York University.
As a non-employee director, Ms. Tipograph will receive compensation in the same amounts and forms paid to other non-employee members of the Board, as described in the Company’s proxy statement for its 2025 annual meeting of stockholders. In addition, in connection with his election to the Board, Ms. Tipograph will receive an equity grant in the form of restricted stock units that have a fair market value of $140,000 on the date of grant of December 30, 2025.
A copy of the Company’s press release issued on December 29, 2025 announcing the election of Ms. Tipograph to the Board of Directors is filed as an exhibit to this report.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Press Release of First Watch Restaurant Group, Inc. dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Watch Restaurant Group, Inc. (Registrant)

Date: December 29, 2025	By:	/s/ Jay Wolszczak
	Name:	Jay Wolszczak
	Title:	Chief Legal Officer, General Counsel and Secretary